EXHIBIT 10.4
WARRANT AGREEMENT
     THIS AGREEMENT, dated as of this 31st day of December, 2008, by and between General Motors Corporation (the “Borrower”) and the United States Department of the Treasury (the “Lender”).
     WHEREAS, the Borrower has entered into a Loan and Security Agreement, dated as of the date hereof (the “Loan and Security Agreement”), with the Lender pursuant to which the Lender has agreed, subject to the terms and conditions of such Loan and Security Agreement, to provide financing to the Borrower;
     WHEREAS, as additional consideration for the Lender to enter into the Loan and Security Agreement, the Borrower has agreed to issue a warrant to purchase common stock of the Borrower (the “Warrant”) to the Lender in the form attached hereto as Exhibit A;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Article I
Issuance of Warrants; Additional Note; Closing
     1.1 Issuance. On the terms and subject to the conditions set forth in this Agreement, the Borrower agrees to issue to the Lender, on the Closing Date (as hereinafter defined), the Warrant.
     1.2 Number of Shares; Exercise Price. The holder of the Warrant is entitled, upon the terms and subject to the conditions set forth in the Warrant and hereinafter set forth, to acquire from the Borrower, pursuant to the Warrant, in whole or in part, after the receipt of all applicable Regulatory Approvals (as defined in the Warrant), if any, up to an aggregate of the number of fully paid and nonassessable shares of the common stock of the Borrower (the “Common Stock”) equal to 20% of the Maximum Loan Amount (as defined in the Loan and Security Agreement) divided by the 15 day trailing average closing price per share of the Common Stock on the New York Stock Exchange determined as of December 2, 2008 (the “Exercise Price”); provided that the number of shares of Common Stock issuable upon exercise of the Warrant will be capped at 19.99% of the issued and outstanding Common Stock of the Borrower as of the Closing Date, before giving effect to the exercise of the Warrant (the “Warrant Limit”). The number of shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) and the Exercise Price are subject to adjustment as provided in the Warrant, and all references to “Common Stock,” “Warrant Shares” and “Exercise Price” herein, shall be deemed to include any such adjustment or series of adjustments.

     1.3 Additional Note.
     (a) In the event that the Warrant Limit reduces the number of shares of Common Stock issuable to the Lender, the Lender shall receive an additional note, substantially in the form of Exhibit B hereto, dated the Closing Date, payable to the Lender in a principal amount equal to 6.67% of the Maximum Loan Amount less a sum equal to one-third of the number of Warrant Shares times the Exercise Price per share, and otherwise duly completed (“Additional Note”). The Lender shall have the right to have the Additional Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.
     (b) The Borrower shall repay in full the aggregate amount outstanding on the Additional Note on December 30, 2011 (the “Expiration Date”). The Additional Note shall bear interest on the unpaid principal amount thereof at a rate per annum equal to LIBOR plus 3.00%, payable in arrears (i) on the last Business Day of each calendar quarter, commencing with the first calendar quarter in 2009 (each an “Interest Payment Date”) and (ii) on payment or prepayment of the Additional Note, in whole or in part, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand. “LIBOR” shall mean the greater of (a) 2.00% and (b) the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to three months appearing on Reuters Screen LIBOR01 Page or if such rate ceases to appear on Reuters Screen LIBOR01 Page, on any other service providing comparable rate quotations at approximately 11:00 a.m., London time. LIBOR shall be determined on the Closing Date and reset on each Interest Payment Date.
     (c) If all or a portion of this Additional Note, any payment on this Additional Note or any other amount payable hereunder shall not be paid when due, or if the Borrower or its subsidiaries shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract for indebtedness between the Borrower, on the one hand, and the Lender on the other (provided, however, that the aggregate amount of all such indebtedness exceeds $100,000,000), all accrued interest, principal and other amounts owning hereunder shall immediately be due and payable, and such amount shall bear interest at a rate equal to the Post-Default Rate, in each case from the date of such non-payment until such amount is paid in full. The “Post-Default Rate” shall mean a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 5.00% per annum, plus (a) the interest rate otherwise applicable to the Additional Note, or (b) if no interest rate is otherwise applicable, the sum of (i) LIBOR plus (ii) 3.00%.
     (d) The Additional Note is prepayable without premium or penalty, in whole or in part on at any time, in accordance herewith and subject to paragraph (e) below. Any amounts prepaid shall be applied (i) first, to pay any indemnity obligations owed to the Lender, (ii) second, to pay accrued and unpaid interest and (iii) third, to repay the outstanding principal amount of the Additional Note until paid in full. Amounts repaid may not be reborrowed. If the Borrower intends to prepay the Additional Note in whole or in part from any source, the Borrower shall give two Business Days’ prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.
     (e) In connection with each prepayment, other than on an Interest Payment Date, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from (i) the re-employment of funds obtained by the Lender to maintain the Additional Note hereunder or (ii) fees payable to terminate the deposits from which such funds were obtained, in either case, which actual loss or expense shall be equal to an amount equal to the excess, as reasonably determined by the Lender, of (x) its cost of obtaining funds for such Additional Note for the period from the date of such payment through the next Interest Payment Date over (y) the amount of interest likely to be realized by the Lender in redeploying the funds not utilized by reason of such payment for such period. This Section 1.3 shall survive termination of this Warrant Agreement and any payment of the Additional Note.
     1.4 Closing.
     (a) On the terms and subject to the conditions set forth in this Agreement, the closing of the issuance of the Warrants (the “Closing”) will take place at the location specified in Schedule A, at the time and on the date set forth in Schedule A or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Borrower and the Lender. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
     (b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.3, at the Closing the Borrower will deliver the Warrant as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, and, if applicable, the Additional Note, in consideration for the Lender entering into the Loan and Security Agreement.
Article II
Representations and Warranties of the Borrower
     2.1 The Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”). The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable.
     2.2 Authorization, Enforceability.
     (a) The Borrower has the corporate power and authority to execute and deliver the Warrant and to carry out its obligations thereunder (which includes the issuance of the Warrant and Warrant Shares). The execution, delivery and performance by the Borrower of the Warrant and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Borrower and its stockholders, and no further approval or authorization is required on the part of the Borrower. This Agreement is a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the Bankruptcy Exceptions.
     (b) The execution, delivery and performance by the Borrower of the Warrant and the consummation of the transactions contemplated thereby and compliance by the Borrower with the provisions thereof, will not, subject to Section 4.4(a)(vi) hereof and except as set forth in Schedule 2.2(b) hereto, (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Borrower or any Borrower Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Borrower or any Borrower Subsidiary is a party or by which it or any Borrower Subsidiary may be bound, or to which the Borrower or any Borrower Subsidiary or any of the properties or assets of the Borrower or any Borrower Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Borrower or any Borrower Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Borrower Material Adverse Effect.
     (c) Other than any current report on Form 8-K required to be filed with the Securities and Exchange Commission (the “SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws, and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Borrower in connection with the issuance of the Warrant or Warrant Shares except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Borrower Material Adverse Effect. The issuance of the Warrants and the Warrant Shares does not require the approval of the stockholders of the Borrower.
     2.3 Anti-takeover Provisions and Rights Plan. The Board of Directors of the Borrower (the “Board of Directors”) has taken all necessary action to ensure that the transactions contemplated the Warrant and the consummation of the transactions contemplated thereby, including the exercise of the Warrant in accordance with its terms, will be exempt from any anti-takeover or similar provisions of the Borrower’s Certificate of Incorporation, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Borrower has taken all actions necessary to render any stockholders’ rights plan of the Borrower inapplicable to the Warrant and the consummation of the transactions contemplated thereby, including the exercise of the Warrant by the Lender in accordance with its terms.
     2.4 Offering of Securities. Neither the Borrower nor any person acting on its behalf has taken any action (including any offering of any securities of the Borrower) under circumstances which would require the integration of such offering with the offering of any of the Warrants or Warrant Shares under the Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations of the SEC promulgated thereunder, which might subject the offering, issuance or sale of any of the Warrant or Warrant Shares to Lender pursuant to this Agreement to the registration requirements of the Securities Act.
Article III
Covenants
     3.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated by this Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.
     3.2 Expenses. Unless otherwise provided in this Agreement or the Warrant, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement and the Warrant, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
     3.3 Sufficiency of Authorized Common Stock; Exchange Listing. During the period from the Closing Date until the date on which the Warrant has been fully exercised, the Borrower shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Borrower from satisfying its obligations in respect of the exercise of the Warrant by delivery of shares of Common Stock which are held in the treasury of the Borrower. As soon as reasonably practicable following the Closing, the Borrower shall, at its expense, cause the Warrant Shares to be listed on the same national securities exchange on which the Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.
Article IV
Additional Agreements
     4.1 Purchase for Investment. The Lender acknowledges that the Warrant and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Lender (a) is acquiring the Warrant pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of the Warrant or any of the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the purchase and of making an informed investment decision.
     4.2 Legends.
     (a) (i) The Lender agrees that all certificates or other instruments representing the Warrant and the Warrant Shares will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
     (ii) The Lender agrees that all certificates or other instruments representing the Warrant will also bear a legend substantially to the following effect:
“THIS INSTRUMENT IS ISSUED SUBJECT TO THE PROVISIONS OF A WARRANT AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.”
     (b) In the event that any Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Borrower shall issue new certificates or other instruments representing such Warrant Shares, which shall not contain the applicable legend in Section 4.2(a) above; provided that the Lender surrenders to the Borrower the previously issued certificates or other instruments. Upon Transfer of all or a portion of the Warrant in compliance with Section 4.3 below, the Borrower shall issue new certificates or other instruments representing the Warrant, which shall contain the applicable legends in Section 4.2(a) above; provided that the Lender surrenders to the Borrower the previously issued certificates or other instruments.
     4.3 Transfer of Warrant Shares; Restrictions on Exercise of the Warrant. Subject to compliance with applicable securities laws, the Lender shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Warrant Shares at any time, and the Borrower shall take all steps as may be reasonably requested by the Lender to facilitate the Transfer of the Warrant Shares. Notwithstanding anything to the contrary, as a condition to the effectiveness of each Transfer of the Warrant (in whole or in part), each Person to whom or which the Warrant is Transferred shall have agreed in writing with the Borrower that the Warrant shall remain subject to all rights provided under Section 4.6.

     4.4 Registration Rights.
     (a) Registration.
     (i) Subject to the terms and conditions of this Agreement, the Borrower covenants and agrees that as promptly as practicable after the Closing Date (and in any event no later than 30 days after the Closing Date), the Borrower shall prepare and file with the SEC a Shelf Registration Statement covering all Registrable Securities (as defined in Section 4.4(k)) (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Borrower shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Borrower is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Borrower as an automatic Shelf Registration Statement.
     (ii) Any registration pursuant to Section 4.4(a)(i) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (as defined in Section 4.4(k)) (a “Shelf Registration Statement”). If the Lender or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Borrower and the Borrower shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.4(c); provided that the Borrower shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed an amount equal to (i) 2% of the market value of the Warrant if the market value of the Warrant on the date of issuance is less than $2 billion and (ii) $200 million if the market value of the Warrant on the date of issuance is equal to or greater than $2 billion. For purposes of this Section 4.4(a)(ii), “market value” per share of Common Stock shall be the last reported sale price of the Common Stock on the national securities exchange on which the Common Stock is listed or admitted to trading on the last trading day prior to the proposed transfer, and the “market value” for the Warrant (or any portion thereof) shall be (A) the market value per share of Common Stock into which the Warrant (or such portion thereof) is exercisable less the exercise price per share, times (B) the number of shares of Common Stock issuable upon exercise of the Warrant (or such portion thereof). The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed; provided that to the extent appropriate and permitted under applicable law, such Holders shall consider the qualifications of any broker-dealer Affiliate of the Borrower in selecting the lead underwriters in any such distribution.
     (iii) The Borrower shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 4.4(a): (A) with respect to securities that are not Registrable Securities; or (B) if the Borrower has notified the Lender and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Borrower or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Borrower shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of the Lender or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Borrower (1) only if the Borrower has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.
     (iv) If during any period when an effective Shelf Registration Statement is not available, the Borrower proposes to register any of its equity securities, other than a registration pursuant to Section 4.4(a)(i) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Borrower will give prompt written notice to the Lender and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Borrower has received written requests for inclusion therein within ten business days after the date of the Borrower’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Borrower and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Borrower may terminate or withdraw any registration under this Section 4.4(a)(iv) prior to the effectiveness of such registration, whether or not Lender or any other Holders have elected to include Registrable Securities in such registration.
     (v) If the registration referred to in Section 4.4(a)(iv) is proposed to be underwritten, the Borrower will so advise Lender and all other Holders as a part of the written notice given pursuant to Section 4.4(a)(iv). In such event, the right of Lender and all other Holders to registration pursuant to Section 4.4(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Borrower and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Borrower; provided that the Lender (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Borrower, the managing underwriters and the Lender (if the Lender is participating in the underwriting).
     (vi) If either (x) the Borrower grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.4(a)(ii) or (y) a Piggyback Registration under Section 4.4(a)(iv) relates to an underwritten offering, and in either case the managing underwriters advise the Borrower that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Borrower will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 4.4(a)(iv), the securities the Borrower proposes to sell, (B) then the Registrable Securities of the Lender and all other Holders who have requested inclusion of Registrable Securities pursuant to Section 4.4(a)(ii) or Section 4.4(a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (C) lastly, any other securities of the Borrower that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Borrower has, prior to the Closing Date, entered into an agreement (or committed to enter into an agreement, including as contemplated by the Settlement Agreement) with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.
     (b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Borrower. All Selling Expenses (as defined in Section 4.4(k)) incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.
     (c) Obligations of the Borrower. The Borrower shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) and to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it has such status on the Closing Date or becomes eligible for such status in the future. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Borrower shall, as expeditiously as reasonably practicable:
     (i) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 4.4(d), keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.
     (ii) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
     (iii) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
     (iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
     (v) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
     (vi) Give written notice to the Holders:
     (A) when any registration statement filed pursuant to Section 4.4(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”)) and when such registration statement or any post-effective amendment thereto has become effective;

     (B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
     (C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
     (D) of the receipt by the Borrower or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (E) of the happening of any event that requires the Borrower to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
     (F) if at any time the representations and warranties of the Borrower contained in any underwriting agreement contemplated by Section 4.4(c)(x) cease to be true and correct.
     (vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.4(c)(vi)(C) at the earliest practicable time.
     (viii) Upon the occurrence of any event contemplated by Section 4.4(c)(v) or 4.4(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Borrower notifies the Holders in accordance with Section 4.4(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Borrower all copies of such prospectus (at the Borrower’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.
     (ix) Use reasonable best efforts to procure the cooperation of the Borrower’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

     (x) If an underwritten offering is requested pursuant to Section 4.4(a)(ii), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Borrower available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Borrower and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Borrower, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Borrower (and, if necessary, any other independent certified public accountants of any business acquired by the Borrower for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that the Lender shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Borrower.
     (xi) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Borrower, and cause the officers, directors and employees of the Borrower to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement. (xii) Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Borrower are then listed or, if no similar securities issued by the Borrower are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as the Lender may designate.
     (xii) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Borrower has received such request.
     (xiii) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     (d) Suspension of Sales. Upon receipt of written notice from the Borrower that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Lender and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Lender and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Lender and/or such Holder is advised in writing by the Borrower that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Borrower, the Lender and/or such Holder shall deliver to the Borrower (at the Borrower’s expense) all copies, other than permanent file copies then in the Lender and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.
     (e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates (as defined in Section 5.7), partners, members and former members) shall not be available unless such securities are Registrable Securities.
     (f) Furnishing Information.
     (i) Neither the Lender nor any Holder shall use any “free writing prospectus” (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Borrower.
     (ii) It shall be a condition precedent to the obligations of the Borrower to take any action pursuant to Section 4.4(c) that Lender and/or the selling Holders and the underwriters, if any, shall furnish to the Borrower such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
(g) Indemnification.
     (i) The Borrower agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person (as herein defined), if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Borrower or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Borrower shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Borrower or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Borrower by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Borrower.
     (ii) If the indemnification provided for in Section 4.4(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Borrower, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Borrower, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Borrower, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Borrower or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Borrower and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.4(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.4(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Borrower if the Borrower was not guilty of such fraudulent misrepresentation.
     (h) Assignment of Registration Rights. The rights of the Lender to registration of Registrable Securities pursuant to Section 4.4(a) may be assigned by the Lender to a transferee or assignee of Registrable Securities with a market value no less than an amount equal to (i) 2% of the market value of the Warrant if the market value of the Warrant on the date of issuance is less than $2 billion and (ii) $200 million if the market value of the Warrant on the date of issuance is equal to or greater than $2 billion; provided, however, the transferor shall, within ten days after such transfer, furnish to the Borrower written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned. For purposes of this Section 4.4(h), “market value” per share of Common Stock shall be the last reported sale price of the Common Stock on the national securities exchange on which the Common Stock is listed or admitted to trading on the last trading day prior to the proposed transfer, and the “market value” for the Warrant (or any portion thereof) shall be (A) the market value per share of Common Stock into which the Warrant (or such portion thereof) is exercisable less the exercise price per share, times (B) the number of shares of Common Stock issuable upon exercise of the Warrant (or such portion thereof).
     (i) Clear Market. With respect to any underwritten offering of Registrable Securities by the Lender or other Holders pursuant to this Section 4.4, the Borrower agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering, in the case of an underwritten offering of Common Stock or Warrant Shares, any of its equity securities, or, in each case, any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such underwritten offering. The Borrower also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Borrower or its subsidiaries or in connection with dividend reinvestment plans.
     (j) Rule 144; Rule 144A. With a view to making available to the Lender and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Borrower agrees to use its reasonable best efforts to:
     (i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing Date;
     (ii) (A) file with the SEC, in a timely manner, all reports and other documents required of the Borrower under the Exchange Act, and (B) if at any time the Borrower is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act);
     (iii) so long as the Lender or a Holder owns any Registrable Securities, furnish to the Lender or such Holder forthwith upon request: a written statement by the Borrower as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Borrower; and such other reports and documents as the Lender or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and
     (iv) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.
     (k) As used in this Section 4.4, the following terms shall have the following respective meanings:
     (i) “Holder” means the Lender and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.4(h) hereof.
     (ii) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.
     (iii) “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
     (iv) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.
     (v) “Registrable Securities” means (A) the Warrant (subject to Section 4.4(p)) and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof, including the Warrant Shares, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) except as provided below in Section 4.4(o), they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.
     (vi) “Registration Expenses” mean all expenses incurred by the Borrower in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.4, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Borrower, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Borrower’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.
     (vii) “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     (viii) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).
     (ix) “Settlement Agreement” means the Settlement Agreement, dated February 21, 2008 (as amended, modified, supplemented or replaced from time to time to implement the VEBA Modifications, between the Borrower, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and certain class representatives, on behalf of the class of plaintiffs in (1) the class action of Int’l Union, UAW, et al. v. General Motors Corp., Civil Action No. 07-14074 (E.D. Mich. filed Sept. 9, 2007) and/or (2) the class action of UAW et al. v. General Motors Corp., No. 05-CV-73991, 2006 WL 891151 (E.D. Mich. Mar. 31, 2006, aff’d, Int’l Union, UAW v. General Motors Corp., 497 F.3d 615 (6th Cir. 2007)) and the transactions, agreements and arrangements contemplated thereby and by similar agreements.
     (x) “VEBA” shall mean a voluntary employees’ beneficiary association authorized under Section 501(c)(9) of the Internal Revenue Code of 1986, as amended.
     (xi) “VEBA Modifications” shall mean provision by the Borrower and its subsidiaries of not less than one-half of the value of each future payment or contribution made by any of them to the VEBA account (or similar account) pursuant to the Settlement Agreement or other VEBA agreements in place as of December 31, 2008, in the form of the stock of the Borrower or one of its Subsidiaries, and the total value of any such payment or contribution, shall not exceed the amount of any such payment or contribution that was required for such time period under the collective bargaining agreement that applied as of December 19, 2008.
     (l) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.4 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 4.4(a)(iv) — (vi) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.4(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to Section 4.4(l), any underwritten offering of Registrable Securities in which such Holder has advised the Borrower of its intent to register its Registrable Securities either pursuant to Section 4.4(a)(ii) or 4.4(a)(iv) prior to the date of such Holder’s forfeiture.
     (m) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Borrower fails to perform any of its obligations under this Section 4.4 and that the Lender and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Lender and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Borrower under this Section 4.4 in accordance with the terms and conditions of this Section 4.4.
     (n) No Inconsistent Agreements. The Borrower shall not, on or after the Closing Date, enter into any agreement with respect to its securities that may impair the rights granted to the Lender and the Holders under this Section 4.4 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Lender and the Holders under this Section 4.4. In the event the Borrower has, prior to the Closing Date, entered into any agreement (except for the Settlement Agreement) with respect to its securities that is inconsistent with the rights granted to the Lender and the

Holders under this Section 4.4 (including agreements that are inconsistent with the order of priority contemplated by Section 4.4(a)(vi)) or that may otherwise conflict with the provisions hereof, the Borrower shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Section 4.4.
     (o) Certain Offerings by the Lender. In the case of any securities held by the Lender that cease to be Registrable Securities solely by reason of clause (2) in the definition of “Registrable Securities,” the provisions of Sections 4.4(a)(ii), clauses (iv), (ix) and (x)-(xii) of Section 4.4(c), Section 4.4(g) and Section 4.4(i) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of the Lender by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Borrower and used in connection with such distribution.
     (p) Registered Sales of the Warrant. The Holders agree to sell the Warrant or any portion thereof under the Shelf Registration Statement only beginning 30 days after notifying the Borrower of any such sale, during which 30-day period the Lender and all Holders of the Warrant shall take reasonable steps to agree to revisions to the Warrant to permit a public distribution of the Warrant, including entering into a warrant agreement and appointing a warrant agent, in each case, subject to the provisions of Section 4.3.
     4.5 Voting of Warrant Shares. Notwithstanding anything in this Agreement to the contrary, the Lender shall not exercise any voting rights with respect to the Warrant Shares.
     4.6 Repurchase of Securities.
     (a) Following the repayment in whole of all loans made to the Borrower under the Loan and Security Agreement, the Borrower may repurchase, in whole or in part, at any time (i) any equity securities of the Borrower purchased by the Lender pursuant to this Agreement or the Warrant and then held by the Lender and (ii) the Warrant, upon notice given as provided in clause (b) below, at the Fair Market Value of the Warrant or such equity security, as applicable.
     (b) Notice of every repurchase of (a) equity securities of the Borrower held by the Lender or (b) the Warrant, shall be given at the address and in the manner set forth for such party in Section 5.6. Each notice of repurchase given to the Lender shall state: (i) the number and type of securities to be repurchased, (ii) the Board of Director’s determination of Fair Market Value of such securities and (iii) the place or places where certificates representing such securities are to be surrendered for payment of the repurchase price. The repurchase of the securities specified in the notice shall occur as soon as practicable following the determination of the Fair Market Value of the securities.
     (c) As used in this Section 4.6, the following terms shall have the following respective meanings:

     (i) “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Borrower and one by the Lender, shall mutually agree upon the Fair Market Value. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the Fair Market Value, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Borrower and the Lender; otherwise, the average of all three determinations shall be binding upon the Borrower and the Lender. The costs of conducting any Appraisal Procedure shall be borne by the Borrower.
     (ii) “Fair Market Value” means, with respect to the Warrant or any security, the fair market value of the Warrant or such security as determined by the Board of Directors, acting in good faith in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Borrower for this purpose and certified in a resolution to the Lender. If the Lender does not agree with the Board of Director’s determination, it may object in writing within 10 days of receipt of the Board of Director’s determination. In the event of such an objection, an authorized representative of the Lender and the chief executive officer of the Borrower shall promptly meet to resolve the objection and to agree upon the Fair Market Value. If the chief executive officer and the authorized representative are unable to agree on the Fair Market Value during the 10-day period following the delivery of the Lender’s objection, the Appraisal Procedure may be invoked by either party to determine the Fair Market Value by delivery of a written notification thereof not later than the 30th day after delivery of the Lender’s objection.
Article V
Miscellaneous
     5.1 Termination. This Agreement may be terminated at any time prior to the Closing:
     (a) by either the Lender or the Borrower in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or
     (b) by the mutual written consent of the Lender and the Borrower.
In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.
     5.2 Survival of Representations and Warranties. All covenants and agreements, other than those which by their terms apply in whole or in part after the Closing, shall terminate as of the Closing. The representations and warranties of the Borrower made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.
     5.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party; provided that the Lender may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the Closing Date in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.
     5.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
     5.5 Governing Law: Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to any rule of conflicts of law (other than Section 5-1401 of the New York General Obligations Law) that would result in the application of the substantive law of any jurisdiction other than the State of New York. Nothing in this Agreement shall require any unlawful action or inaction by either party. Each of the parties hereto hereby and irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Warrant or the transactions contemplated hereby or thereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction and venue of any court of the State and County of New York, or in the United States District Court for the Southern District of New York; (b) consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 5.6 or at such other address of which the Lender shall have been notified; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. To the fullest extent permitted by applicable law, each of the parties hereto hereby unconditionally waives any and all rights to trial by jury in any legal proceeding relating to this Agreement or the Warrant or the transactions contemplated hereby or thereby.
     5.6 Notices. Any notice, request, instruction or other communications provided for herein by any party to the other shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) and will be deemed to have been duly given when transmitted by telecopier or Electronic Transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as provided herein. All notices to the Borrower shall be delivered as set forth in Schedule A, or pursuant to such other instruction as may be designated in writing by the Borrower to the Lender. All notices to the Lender shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Lender to the Borrower.

If to the Lender:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW, Room 2312
Washington, D.C. 20220
Attention: Assistant General Counsel (Banking and Finance)
Facsimile: (202) 622-1974
     5.7 Definitions.
     (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.
     (b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
     (c) The term “Borrower Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Borrower and its consolidated subsidiaries taken as a whole.
     (d) The term “Borrower Subsidiary” means a subsidiary of the Borrower.
     (e) The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Borrower’s stockholders.

     (f) The term “Electronic Transmission” shall mean delivery of information by electronic mail, facsimile or other electronic format acceptable to the Lender. An Electronic Transmission shall be considered written notice for all purposes hereof.
     (g) The term “Governmental Entity” means any United States and other governmental, regulatory or judicial authority.
     5.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale or (b) as otherwise provided in Section 4.4.
     5.9 Severability. If any provision of this Agreement or the Warrant, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     5.10 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Borrower and the Lender any benefit, right or remedies, except that the provisions of Section 4.4 shall inure to the benefit of the persons referred to in that Section.
* * *

     IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement by their duly authorized officers as of the date first set forth above.

GENERAL MOTORS CORPORATION
As Borrower

By:	/x/ Adil Mistry Name: Adil Mistry
Title: Assistant Treasurer

U.S. DEPARTMENT OF THE TREASURY
As Lender

By:	/x/ Neel Kashkari

Name: Neel Kashkari
Title: Interim Assistant Secretary of the
Treasury for Financial Stability
Signature Page to Warrant Agreement

EXHIBIT A
FORM OF WARRANT

EXHIBIT B
FORM OF ADDITIONAL NOTE

$748,557,640
December 31, 2008	Washington, District of Columbia
     FOR VALUE RECEIVED, GENERAL MOTORS CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the UNITED STATES DEPARTMENT OF THE TREASURY (the “Lender”), at the principal office of the Lender in Washington, D.C. in lawful money of the United States, and in immediately available funds, the principal sum of $748,557,640 on December 30, 2011, and to pay interest on the unpaid principal amounts of such principal sum, at such office, in like money and funds, for the period commencing on December 31, 2008 until such principal sum is paid in full, at the rate per annum equal to LIBOR plus 3.00%, payable in arrears (i) on the last Business Day of each calendar quarter, commencing with the first calendar quarter in 2009 (each an “Interest Payment Date”) and (ii) on payment or prepayment of the Additional Note, in whole or in part, in the amount of interest accrued on the amount paid or prepaid. “LIBOR” shall mean the greater of (a) 2.00% and (b) the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to three months appearing on Reuters Screen LIBOR01 Page or if such rate ceases to appear on Reuters Screen LIBOR01 Page, on any other service providing comparable rate quotations at approximately 11:00 a.m., London time. LIBOR shall be determined on December 31, 2008 and reset on each Interest Payment Date.
     The date, amount and interest rate of each such principal payment made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Additional Note, endorsed by the Lender on a schedule to be attached hereto; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan and Security Agreement dated as of December 31, 2008 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) or hereunder.
     This Additional Note is the Additional Note referred to in the Warrant Agreement dated as of December 31, 2008 (as amended, supplemented or otherwise modified and in effect from time to time, the “Warrant Agreement”), between the Borrower and the United States Department of the Treasury, as Lender.
     The Borrower agrees to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Additional Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.
     The Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Additional Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

     The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Additional Note, (b) expressly agree that this Additional Note, or any payment hereunder, may be extended from time to time, and consent to the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Additional Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon. No extension of time for the payment of this Additional Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Additional Note, shall affect the liability under this Additional Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.
     Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Additional Note.
     If all or a portion of this Additional Note, any payment on this Additional Note or any fee or other amount payable hereunder shall not be paid when due, or if the Borrower or its subsidiaries shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract for indebtedness between the Borrower, on the one hand, and the Lender on the other (provided, however, that the aggregate amount of all such indebtedness exceeds $100,000,000), all accrued interest, principal and other amounts owning hereunder shall immediately be due and payable, and such amount shall bear interest at a rate equal to 5.00% per annum, plus (a) the interest rate otherwise applicable to the Additional Note, or (b) if no interest rate is otherwise applicable, the sum of (i) LIBOR plus (ii) 3.00%. (the “Post-Default Rate”), in each case from the date of such non-payment until such amount is paid in full. This Additional Note is prepayable without premium or penalty, in whole or in part on at any time. Any amounts prepaid shall be applied (i) first, to pay any indemnity obligations owed to the Lender, (ii) second, to pay accrued and unpaid interest and (iii) third, to repay the outstanding principal amount of this Additional Note until paid in full. Amounts repaid may not be reborrowed. If the Borrower intends to prepay this Additional Note in whole or in part from any source, the Borrower shall give two Business Days’ prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.
     Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any court of the State and county of New York, or in the United States District Court for the Southern District of New York. The Borrower consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The Borrower agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in the Warrant Agreement or at such other address of which the Lender shall have been notified. The Borrower agrees that nothing in this Note shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
     Insofar as there may be no applicable Federal law, this Note shall be construed in accordance with the laws of the State of New York, without regard to any rule of conflicts of law (other than Section 5-1401 of the New York General Obligations Law) that would result in the application of the substantive law of any jurisdiction other than the State of New York. Nothing in this Note shall require any unlawful action or inaction by the Borrower.
     THIS NOTE HAS BEEN ISSUED WITH AN ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT GENERAL MOTORS CORPORATION, 767 FIFTH AVENUE, NEW YORK, NEW YORK 10153.
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GENERAL MOTORS CORPORATION

By:
Name:
Title:

SCHEDULE A
Location, Date and Time of the Closing: New York, December 31, 2008
Address of the Borrower for the purpose of Section 5.6 of the Warrant Agreement:
General Motors Corporation
300 Renaissance Center
Detroit, Michigan 48265-3000
Attention: Chief Financial Officer
Facsimile: 313-667-4605
with copies to:
Attention: Treasurer
Facsimile: 212-418-3630
               and
General Counsel
Facsimile: 248-267-4584